EX.99 ACCT

Registrant’s Independent Public Accounting Firm

On June 8, 2020, the Audit, Compliance and Valuation Committee of the Board of Trustees (the Board) approved, and on June 9, 2020, the Board approved, Deloitte & Touche LLP as the independent registered public accounting firm of The Charles Schwab Family of Funds, Schwab Capital Trust, Schwab Investments, Schwab Annuity Portfolios, Schwab Strategic Trust and Laudus Trust (the “Schwab Funds Complex”) for fiscal periods ending after June 8, 2020.

On June 8, 2020, PricewaterhouseCoopers LLP (the “Prior Auditor”) resigned as the independent registered public accounting firm of the Schwab Funds Complex.

The Prior Auditor’s reports on the financial statements of the funds listed in Appendix I (the “funds”) for the past two fiscal years, the years ended December 31, 2018 and December 31, 2019 did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the last two fiscal year-ends and through June 8, 2020, there were no (1) disagreements with the Prior Auditor on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the Prior Auditor’s satisfaction, would have caused it to make reference to that matter in connection with its reports on the funds’ financial statements for such periods; or (2) “reportable events,” as that term is defined in Item 304 (a)(1)(v) of Regulation S-K under the Securities Exchange Act of 1934.

The Board requested that the Prior Auditor address a letter to the U.S. Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of such letter, dated September 1, 2020 is attached as Attachment A to this exhibit.

Appendix I

Schwab Value Advantage Money Fund

Schwab Retirement Government Money Fund

Schwab Variable Share Price Money Fund

Schwab Government Money Fund

Schwab U.S. Treasury Money Fund

Schwab Treasury Obligations Money Fund

Schwab Municipal Money Fund

Schwab AMT Tax-Free Money Fund

Schwab California Municipal Money Fund

Schwab New York Municipal Money Fund

Attachment A

September 1, 2020

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by Schwab Family of Funds (copy attached) related to the funds listed in Appendix I, which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 13(a)(4) of form N-CSRS of Schwab Family of Funds dated September 1, 2020. We agree with the statements concerning our Firm contained therein.

Very truly yours,
/s/ PricewaterhouseCoopers LLP
San Francisco, California
September 1, 2020

Appendix I

Fund Name	Commission File Number
Schwab California Municipal Money Fund	S000004512
Schwab AMT Tax-Free Money Fund	S000004500
Schwab Government Money Fund	S000004506
Schwab Municipal Money Fund	S000004511
Schwab New York Municipal Money Fund	S000004513
Schwab U.S. Treasury Money Fund	S000004507
Schwab Value Advantage Money Fund	S000004508
Schwab Treasury Obligations Money Fund	S000036659
Schwab Variable Share Price Money Fund	S000052458
Schwab Retirement Government Money Fund	S000053802

Registrant’s Independent Public Accounting Firm

On June 8, 2020, the Audit, Compliance and Valuation Committee of the Board of Trustees (the Board) approved, and on June 9, 2020, the Board approved, Deloitte & Touche LLP as the independent registered public accounting firm of The Charles Schwab Family of Funds, Schwab Capital Trust, Schwab Investments, Schwab Annuity Portfolios, Schwab Strategic Trust and Laudus Trust (the “Schwab Funds Complex”) for fiscal periods ending after June 8, 2020.

On June 8, 2020, PricewaterhouseCoopers LLP (the “Prior Auditor”) resigned as the independent registered public accounting firm of the Schwab Funds Complex.

The Prior Auditor’s reports on the financial statements of the funds listed in Appendix I (the “funds”) for the past two fiscal years, the years ended December 31, 2018 and December 31, 2019 did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the last two fiscal year-ends and through June 8, 2020, there were no (1) disagreements with the Prior Auditor on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the Prior Auditor’s satisfaction, would have caused it to make reference to that matter in connection with its reports on the funds’ financial statements for such periods; or (2) “reportable events,” as that term is defined in Item 304 (a)(1)(v) of Regulation S-K under the Securities Exchange Act of 1934.

The Board requested that the Prior Auditor address a letter to the U.S. Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of such letter, dated September 1, 2020 is attached as Attachment A to this exhibit.

Appendix I

Schwab Value Advantage Money Fund

Schwab Retirement Government Money Fund

Schwab Variable Share Price Money Fund

Schwab Government Money Fund

Schwab U.S. Treasury Money Fund

Schwab Treasury Obligations Money Fund

Schwab Municipal Money Fund

Schwab AMT Tax-Free Money Fund

Schwab California Municipal Money Fund

Schwab New York Municipal Money Fund